UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Penford Corporation

(Name of Registrant as Specified in its Charter)

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Centennial, Colorado
December 20, 2005
Dear Shareholders:
      You are cordially invited to attend the Annual Meeting of Shareholders of Penford Corporation to be held on Tuesday, January 24, 2006 at 3:00 p.m. at the Inverness Hotel, 200 Inverness Drive West, Englewood, CO 80112.
      In addition to the items set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, Company management and the Board of Directors will be available to provide an opportunity to discuss matters of interest to you as a shareholder. The 2005 Annual Report to Shareholders is also enclosed with these materials. No formal presentation is planned for the Annual Meeting.
      Your vote is important. Whether or not you plan to attend, please vote promptly to ensure that your shares are represented.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Penford Corporation.

Very truly yours,

Thomas D. Malkoski
President and Chief Executive Officer

PENFORD CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on January 24, 2006

      The Annual Meeting of Shareholders of Penford Corporation will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, CO 80112, on Tuesday, January 24, 2006, at 3:00 p.m., for the following purposes:
      1. To elect two directors.
      2. To approve the 2006 Long-Term Incentive Plan.
      3. To transact such other business as may properly come before the meeting.
      The Board of Directors has no knowledge of any other business to be transacted at the meeting.
      A copy of the Company’s Annual Report to Shareholders for the fiscal year ended August 31, 2005, which contains financial statements and other information of interest to shareholders, accompanies this notice and the enclosed proxy.
      The record date for the annual meeting is December 2, 2005. Only shareholders of record at the close of business on that date can vote at the meeting.

By Order of the Board of Directors,

Christopher L. Lawlor
Secretary
December 20, 2005
IMPORTANT
      Whether or not you plan to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. An envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Responding promptly will save the Company the additional expense of further solicitation. Submitting your vote by Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

PENFORD CORPORATION
7094 South Revere Parkway
Centennial, Colorado 80112
PROXY STATEMENT
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) of Penford Corporation, a Washington corporation (“Penford” or the “Company”), to be voted at the Company’s 2006 Annual Meeting of Shareholders to be held at 3:00 p.m. at the Inverness Hotel, 200 Inverness Drive West, Englewood, CO 80112 on Tuesday, January 24, 2006. The items of business scheduled to be voted on at the Annual Meeting of Shareholders are the election of directors and the approval of the Penford Corporation 2006 Long-Term Incentive Plan. This proxy statement includes a more detailed description of each of these proposals. The Company will also consider any other business that properly comes before the Annual Meeting of Shareholders. The costs of this solicitation shall be borne by the Company. Shareholders who execute proxies may revoke them at any time prior to their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting. The right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Secretary of the Company at or before the Annual Meeting of Shareholders so that the number of shares represented by proxy can be recomputed. Proxies may be submitted by mail or by Internet or telephone voting procedures as described in the proxy or voting instruction card that accompanies this proxy statement. These proxy materials, together with the Company’s Annual Report to Shareholders, are being mailed to shareholders on or about December 20, 2005.
      The candidates for director elected are those receiving the largest number of affirmative (for) votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. Shares held by persons who abstain from voting on the election will not be counted in the election. The proposal to approve the adoption of the 2006 Long-Term Incentive Plan will be approved if it receives the affirmative (for) vote of a majority of the total votes cast on the proposal. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposal to approve the adoption of the 2006 Long-Term Incentive Plan. For more information about the treatment and effect of abstentions and broker non-votes, please refer to the information set forth on page 26 under the caption “Voting Tabulation.”
      Shareholders of record at the close of business on December 2, 2005 will be entitled to vote at the meeting on the basis of one vote for each share held. On December 2, 2005, there were outstanding 8,877,165 shares of common stock of the Company.
ELECTION OF DIRECTORS
(Proposal #1)
      The Board of Directors consists of eight members and is divided into three classes. Directors in each class are generally elected for a three-year term. This year, Messrs. Paul H. Hatfield and R. Randolph Devening, each of whom are current directors, have been nominated to be re-elected for a three-year term that expires at the Annual Meeting of Shareholders to be held in 2009. Unless a shareholder indicates otherwise, each signed proxy will be voted for the election of these nominees.
      Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated to fill any such vacancy by the Board of Directors.
      The Board has determined that each of the nominees and continuing directors is “independent” under the applicable legal and Nasdaq listing requirements except for Mr. Malkoski and Mr. Cook, who are respectively the current and former President and Chief Executive Officer.

Nominees for Election — Term to Expire 2009
      R. Randolph Devening, 63, was appointed to the Board of Directors in August 2003. Until his retirement in 2001, Mr. Devening served for seven years as Chairman, President and Chief Executive Officer and as President and Chief Executive Officer of Foodbrands America, Inc., a company that produces, markets and distributes branded and processed food products for the food service and retail markets. Prior to that, he served as Vice Chairman and Chief Financial Officer from 1993 to 1994, and Executive Vice President, Director and Chief Financial Officer from 1989 to 1993 for Fleming Companies, Inc., a wholesale food distributor. Mr. Devening holds an undergraduate degree in International Relations from Stanford University and an MBA in Finance and Marketing from Harvard University Graduate School of Business. Mr. Devening serves as a Director of 7 Eleven Inc., Gold Kist Inc., Safety-Kleen Holdco, Inc., and PSC, Inc., and as an advisor to Catalyst/ Hall Funds.
      Paul H. Hatfield, 69, has served as director of the Company since October 1994 and as Chairman of the Board since January 2003. Mr. Hatfield has been Principal of the Hatfield Capital Group, a private investment company since 1997. He served as Chairman, President and Chief Executive Officer of Petrolite Corporation until July 1997. Previously, he worked for Ralston Purina Company from 1959 until his retirement in 1995. He served as a Vice President of Ralston as well as the President and Chief Executive officer of Protein Technologies International, Inc., then a wholly-owned subsidiary of Ralston. He serves as a Board member and is non-executive Chairman of the Board of Directors of Solutia Inc., and a Director of Bunge Limited, Maritz Inc. and Stout Industries.
      The Board of Directors recommends a vote FOR each of the nominees as a director.

Continuing Directors — Term Expires 2007
      Jeffrey T. Cook, 49, has been the President and Chief Operating Officer of Stellar Holdings, Inc., a Seattle-based private investment firm since 2003. Mr. Cook was President of Penford Corporation from January 2002 to January 2003, and is currently a member of the Board of Directors. He previously served Penford Corporation as President and Chief Executive Officer from September 1998 to January 2002, Vice President, Finance and Chief Financial Officer from 1991 to August 1998, and was the Corporate Treasurer prior to that time. He joined the Company in 1983. He is a graduate of Stanford University with a B.A. in Economics. Mr. Cook serves as a Board member of Powerit PS AB, a publicly traded company based in Sweden, Eoscene Corporation and the Museum of Glass in Tacoma, Washington.
      Thomas D. Malkoski, 49, joined Penford Corporation as Chief Executive Officer and was appointed to the Board of Directors in January 2002. He was named President of Penford Corporation in January 2003. From 1997 to 2001 he served as President and Chief Executive Officer of Griffith Laboratories, North America, a formulator, manufacturer and marketer of ingredient systems to the food industry. Previously, he served as Vice President/ Managing Director of the Asia Pacific and South Pacific regions for Chiquita Brands International. Mr. Malkoski began his career at the Procter and Gamble Company, a marketer of consumer brands, progressing through major product category management responsibilities. He graduated from the University of New Hampshire with a B.A. in Economics and Business Management and earned an M.B.A. from the University of Michigan. Mr. Malkoski also serves on the Board of Libby Perszyk Kathman, a privately held brand imaging and strategic positioning company, and the Corn Refiners Association.
      Sally G. Narodick, 60, has served as a member of the Board of Directors of the Company since August 1993. Ms. Narodick was an educational technology and e-learning consultant until she retired in March 2004. From 1998 to 2000, she served as Chief Executive Officer of Apex Online Learning, an Internet educational software company. Previously, Ms. Narodick served as an education technology consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. From 1989 to 1996, Ms. Narodick served as Chair and Chief Executive Officer of Edmark Corporation, an educational software company that was sold to IBM in 1996. A graduate of Boston University, Ms. Narodick earned an M.A. in Teaching from Columbia University and an M.B.A. from New York University. She serves as a Board member of Puget Energy, Inc., Solutia, Inc., SumTotal Systems, Inc., and Cray, Inc.

Continuing Directors — Term Expires 2008
      William E. Buchholz, 63, joined Penford Corporation’s Board of Directors in January 2003. He has been a business consultant and private investor since 2002. Mr. Buchholz most recently served as Senior Vice President of Finance and Administration, Chief Financial Officer, and Secretary at MessageMedia, a Colorado-based email messaging service and software company. Prior to MessageMedia, Mr. Buchholz was Senior Vice President and Chief Financial Officer of Nalco Chemical Company, a specialty chemical company, for seven years, with responsibilities for all finance functions including audit, tax, financial systems, U.S. and international treasury, and investor relations from 1992 to 1999. He also served as Vice President and Chief Financial Officer of Cincinnati Milacron, an industrial equipment supplier. Mr. Buchholz is a certified public accountant and holds an M.B.A., Finance and a B.A., Accounting, both from Michigan State University.
      John C. Hunter III, 58, has served as a director of the Company since October 1998. From 1999 until his retirement in 2004, Mr. Hunter was the Chairman, President and Chief Executive Officer of Solutia, Inc., an international producer of high-performance, chemical-based materials used to make consumer, household, automotive and industrial products. Mr. Hunter also served as President and Chief Operating Officer of Solutia, Inc. from 1997 to 1999. On December 17, 2003, Solutia, Inc. and its domestic subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York in order to reorganize its business and to obtain relief from certain legacy liabilities which accrued under prior ownership and management. From 1992 to 1997, Mr. Hunter was President, Fibers for Monsanto Company. He graduated from the Georgia Institute of Technology with a B.S. in Chemical Engineering and an M.B.A. from the University of Houston at Clear Lake City. Mr. Hunter serves as a Board member of Hercules, Inc. and Energizer Holdings, Inc.
      James E. Warjone, 62, has served as director of the Company since January 2001. Mr. Warjone is Chairman and General Partner of Port Blakely Tree Farms, L.P., a private company that owns and operates commercial forests in Washington, Oregon and New Zealand and also develops real estate in Washington State. Mr. Warjone has been with Port Blakely since 1978. He earned his B.S. in economics from Claremont Men’s College. Mr. Warjone also serves as a Board member of The Joshua Green Corporation, Leisure Care, Inc., the Association of Washington Business, the Greater Seattle Chamber of Commerce and the American Forest and Paper Association.
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board of Directors
      The Board of Directors provides guidance and strategic oversight to the Company’s management with the objective of optimizing shareholders’ returns on their investment in the Company. The Board is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. Regular meetings of the Board are held five times per year and special meetings are scheduled when required. The Board held seven meetings in fiscal 2005. All current directors attended at least 75% of the meetings of the Board and the Board Committees on which they served.

Committees Established by the Board
      The Board has established the following standing Committees, each of which is composed solely of “independent” directors, as defined for all applicable legal and Nasdaq listing requirements, to assist in discharging its responsibilities.
      Audit Committee — The Audit Committee, which met eight times in fiscal 2005, was comprised of William E. Buchholz (Chair), John C. Hunter III and James E. Warjone. The committee selects the independent registered public accounting firm; reviews the proposed scope of the independent audit; reviews the annual financial statements and the report of the independent registered public accounting firm; reviews the independent registered public accounting firm’s recommendations relating to accounting, internal controls and other matters; reviews internal controls and accounting policies with management; and approves policies relating to risk management matters. The Board of Directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the committee. In addition, the Board has determined that Mr. Buchholz is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) rules. The Audit Committee charter was attached as Appendix A in the Company’s Proxy Statement filed with the SEC on December 20, 2004.
      Executive Compensation and Development Committee — The Executive Compensation and Development Committee, which met five times in fiscal 2005, was comprised of Sally G. Narodick (Chair), Paul H. Hatfield and James E. Warjone. The committee establishes the compensation of executive officers, provided that, as to the salary of the Chief Executive Officer, the committee recommends an appropriate salary to the Board for approval. The committee also directs and monitors the Company’s benefit plans, works with management to set fiscal year incentive compensation goals for recommendation to the Board, determines executive bonus payments, and authorizes stock options to officers and employees under the Company’s stock option plan. In addition, the committee reviews plans for executive development and succession on a regular basis. The committee also produces the report on executive compensation required by SEC rules and regulations. The Executive Compensation and Development Committee charter was attached as Appendix B in the Company’s Proxy Statement filed with the SEC on December 20, 2004.
      Executive Committee — The Executive Committee, which did not meet during fiscal 2005, was comprised of Paul H. Hatfield (Chair) and the chairs of the other standing committees (William E. Buchholz, John C. Hunter III and Sally G. Narodick). The committee is authorized to exercise all powers and authority of the Board with certain exceptions.
      Governance Committee — The Governance Committee, which met two times in fiscal 2005, was comprised of John C. Hunter III (Chair), R. Randolph Devening, and Sally G. Narodick. The committee makes recommendations to the Board for director nominations and the appointment of the Chairman; reports to the Board on corporate governance matters and practices including the effectiveness of the Board, its committees and individual directors; determines the criteria for qualification of directors; periodically reviews Board compensation for non-employee directors and the processes and policies established by the Board; and approves policies related to environmental, health, and safety matters. The committee recommends to the Board individuals for nomination for election to the Board at the Annual Meeting of Shareholders and committee appointments. The Governance Committee charter was attached as Appendix C in the Company’s Proxy Statement filed with the SEC on December 20, 2004.

Board Membership Criteria
      The Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment shall include experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are also expected to have sound judgment, borne of management or policy-making experience that demonstrates an ability to function effectively in an oversight role.
      The Board has not established minimum qualifications for nominees to the Board. The Governance Committee annually evaluates the performance of the Board, each of the committees and each of the members of the Board. In connection with its annual review it makes an assessment of the skills and expertise of its members and their adherence to Board membership criteria and other policies of the Board and the Company. It also reviews the size of its Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy or the Governance Committee determines that it would be beneficial to add an additional member, the Governance Committee will take into account the factors identified above and all other factors which the Governance Committee in its best judgment deems relevant at such time. The overall composition of the Board shall also comply with the requirements of the Nasdaq corporate governance rules.

      Each Board member is also required to annually complete a standard director and officer questionnaire which solicits information regarding relationships with the Company and other factors relating to independence issues, memberships on other boards of directors and other information required to be disclosed in the Company’s proxy statement. Any new candidate for nomination will be required to provide similar information as well as be available for interviews as the Governance Committee may determine to be appropriate. Directors should not have any interests that would materially impair their ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its shareholders.
      Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Board committees on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Service on other boards and other commitments will be considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process. The Company’s Bylaws provide that a director is eligible to serve as a director until the annual meeting of shareholders immediately following such director’s 72nd birthday.

Attendance Policy at Annual Meeting of Shareholders
      Each director is expected to attend the Annual Meeting of Shareholders in the absence of extenuating circumstances. All eight directors attended the 2005 Annual Meeting of Shareholders held January 28, 2005.

Committee Membership
      The Board appoints committee chairs and members on an annual basis with consideration given to the qualifications and preferences of individual directors. In its deliberations, the Governance Committee is aware that (i) each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, (ii) each member of the Governance Committee, the Audit Committee and the Executive Compensation and Development Committee must be independent within the meaning of the Nasdaq corporate governance rules, (iii) each member of the Audit Committee must meet the independence standards set forth in Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and (iv) at least one member of the Audit Committee must be a person who satisfies the definition of an “audit committee financial expert” as set out in Item 401 of Regulation S-K.

Process for Identifying and Evaluating Nominees
      The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director which may come to the Governance Committee’s attention through current Board members, the Company’s executive officers, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.
      The Governance Committee will consider candidates recommended by shareholders when the nominations are properly submitted, under the criteria summarized below in “Shareholder Nominees.” Included in this discussion is a description of the deadlines and procedures for shareholder submissions of director nominees. Following verification of the shareholder status of persons proposing candidates, the Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above in “Board Membership Criteria” to determine whether the candidate is qualified for service on the Board, before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Shareholder Nominees
      Any shareholder wishing to nominate a candidate should provide the information described below in a letter addressed to the Chairman of the Governance Committee, in care of the Corporate Secretary, no later than 120 days prior to the anniversary of the date on which the Company’s annual proxy statement was mailed in connection with the most recent annual meeting. This means that any shareholder wishing to submit such a nomination for consideration at the Company’s Annual Meeting of Shareholders in 2007 should expect to provide such a letter to the Corporate Secretary not later than August 22, 2006.
      The letter must include the following information:

(i) the name and address of the shareholder recommending the person to be nominated;

(ii) a representation that the shareholder is a holder of record of stock of Penford, including the number of shares held and the period of holding;

(iii) a description of all arrangements or understandings between the shareholder and the recommended nominee;

(iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D (i.e., plans involving acquisitions of Penford’s securities and/or plans involving a potential merger or change of control transaction) and any proposals that the nominee proposes to bring to the Board of Directors if elected;

(v) any other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and

(vi) the consent of the recommended nominee to serve as a director of Penford if so elected.
      Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the shareholder and the notice must meet all other applicable requirements contained in Penford’s Bylaws. A copy of Penford’s Bylaws is attached as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the SEC on November 14, 2005.

Shareholder Communications
      Any shareholder or interested party who wishes to communicate with the Board of Directors or any specific directors, including non-management directors, may write to:

Board of Directors
c/o Corporate Secretary
Penford Corporation
7094 South Revere Parkway
Centennial, Colorado 80112-3932
      The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Company generally will not forward communications that are primarily commercial in nature, relate to a topic other than corporate governance, or that request general information about the Company.

Director Compensation
      Non-employee directors received compensation during the last fiscal year as follows:

Annual retainer as Chairman of the Board of Directors	$30,000
Annual retainer as a director	23,000
Annual retainer as Chair of the Audit Committee	7,000
Annual retainer as Chair of all other standing committees, except Executive Committee	2,000
Fee for each meeting of the Board of Directors attended	2,000
Fee for Chair and member of each standing committee for each meeting attended	1,000
Fee in lieu of director stock options	10,000
      Under a non-qualified deferred compensation plan, non-employee directors may elect to defer, with interest, all or part of their director compensation. In fiscal year 2005, none of the directors elected to defer a portion of their cash compensation.
      Non-employee directors also receive restricted stock under the 1993 Non-Employee Director Restricted Stock Plan (the “Restricted Stock Plan”). The Restricted Stock Plan provides that beginning September 1, 1993 and every three years thereafter, each non-employee director shall receive $18,000 worth of common stock of the Company, based on the last reported sale price of the stock on the preceding trading day. A person who becomes a non-employee director after the September 1 on which an award was made will be awarded a pro rata number of shares determined by dividing the amount equal to $18,000 minus the product of $500 times the number of months since such September 1 by the last reported sale price of the stock on the trading day next preceding the award date. A non-employee director may sell or otherwise transfer one-third of the shares covered by an award on each anniversary of the date of the award. If a non-employee director ceases to be a director before the restrictions against transfer have lapsed with respect to any shares, then, except in certain circumstances, such as retirement, the director forfeits such shares. On September 1, 2005, the last grant date under the Restricted Stock Plan, the Company granted each non-employee director 1,242 shares.
      Non-employee directors received stock options under the Stock Option Plan for Non-Employee Directors, which expired in August 2005. The plan provided that on each September 1, each non-employee director received an option to purchase the number of shares of the Company’s common stock equal to $10,000 divided by 25% of the fair market value of a share of such stock on such date. The exercise price is 75% of the fair market value of a share of such stock on the grant date. Accordingly, on September 1, 2004, each non-employee director was granted an option to purchase 2,353 shares of common stock. Prior to the expiration of this plan, each non-employee director could also elect to receive stock options in lieu of all or a portion of director cash compensation for that fiscal year. Grants of these options, if so elected, occurred quarterly. The number of shares subject to each option grant was equal to the amount of compensation (retainer, meeting and committee fees) payable to the non-employee director as of the quarterly date divided by 25% of the fair market value of a share of the Company’s common stock on the grant date. The exercise price for these deferred compensation stock options is 75% of the fair market value of a share of such stock on the grant date. In fiscal year 2005, Messrs. Buchholz and Warjone elected to receive such options in lieu of a portion of director cash compensation. Unless an option granted under the plan is terminated or its exercisability is accelerated in accordance with the plan upon the occurrence of certain events (including a change of control), the option is exercisable six months after its grant date. The options terminate at the earlier of ten years after the date of grant or three years after the date the non-employee director ceases to be a member of the Board.
      Section 409A of the Internal Revenue Code of 1986, as amended, enacted as part of the American Jobs Creation Act of 2004, instituted a burdensome taxation regime for options that had not vested by December 31, 2004 if they had an exercise price less than 100% of the fair market value of the underlying share of stock on the option grant date. IRS Guidance under Section 409A provided an opportunity to cancel such outstanding options and make payment in lieu thereof. In March, 2005, each of the non-employee directors agreed to cancel such outstanding options to purchase 2,353 shares of common stock. Each non-employee director received $10,000 in exchange for their cancellation of the options to purchase 2,353 shares of common stock granted on September 1, 2004 and those directors who had elected to receive options in lieu of a portion of director cash compensation for fiscal year 2005 also received for the cancellation of such additional options the cash they otherwise would have received as director cash compensation if they had not elected to receive options.
      The independent members of the Board have concluded that there may be instances where it will be in the best interest of the Company to ask individual directors to perform Board or Board committee services which exceed the normal expectation of service generally expected of directors and committee members. The Board has concluded that in such instances that it will be equitable and in the best interests of the Company to compensate a director at the same per diem rate then payable to directors for participation in a meeting of the Board of Directors. It is specifically intended that such compensation shall not represent any consulting, advisory, or other fee and is only intended as payment for extraordinary Board service. Accordingly, payments shall be made for such service only under the following conditions: (i) the director who is asked to perform such services does not publicly hold himself out as a consultant or advisor in the area of service being requested or regularly perform such services for compensation for entities that he or she is not affiliated with as an officer, director or owner; (ii) the special assignment relates to a matter that is under review by the Board or a committee or if pursued will require such review; (iii) the special assignment shall not involve the preparation of financial statements or work directly related to such preparation other than the review and oversight normally undertaken by the Audit Committee and the Board of Directors; (iv) the total fees paid for such services shall not exceed $60,000 in any fiscal year; and (v) the special assignment must be approved by a majority of the independent members of the Board of Directors who shall affirmatively determine that the assignment will not adversely affect the director’s independence. Any special assignment shall be reviewed no less often than annually by the Governance Committee, provided that any member of that committee shall recuse himself or herself from any review of a special assignment that they are engaged in.

APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN
(Proposal #2)
General Information
      On October 28, 2005, the Board of Directors adopted, subject to shareholder approval, the Penford Corporation 2006 Long-Term Incentive Plan (the “2006 Incentive Plan”). The purposes of the 2006 Incentive Plan are:

•	to enhance stockholder value and financial performance by attracting, retaining and motivating the Company’s employees, consultants and directors;

•	to encourage stock ownership by employees, consultants and directors by providing an opportunity to acquire an ownership interest in the Company; and

•	to provide both performance rewards and long-term incentives for future contributions to the success of the Company.
      The Company currently awards stock options to employees and officers through the Penford Corporation 1994 Stock Option Plan (the “Current Plan”). As of the date of this proxy statement, the Company had an aggregate of approximately 10,476 shares remaining for future awards under the Current Plan. No further awards will be made pursuant to the Current Plan upon shareholder approval of the 2006 Incentive Plan, and the remaining shares available for future awards will be issued in connection with awards made pursuant to the 2006 Incentive Plan.
      The Board believes that long-term incentive compensation is essential to attract, retain and motivate individuals to enhance the likelihood of the Company’s future success. In addition, a plan that permits awards with flexible terms will allow the Company to better align equity incentive compensation with increases in shareholder value than the Current Plan. The flexibility of the 2006 Incentive Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2006 Incentive Plan will permit the Company to award long-term incentive compensation that achieves these goals.
      The following is a summary of the material terms of the 2006 Incentive Plan and is qualified in its entirety by reference to the 2006 Incentive Plan. A copy of the 2006 Incentive Plan is attached to this proxy statement as Appendix A.
Summary of the 2006 Incentive Plan

Administration
      The Executive Compensation and Development Committee (the “Committee”) will administer the 2006 Incentive Plan. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2006 Incentive Plan. In addition the Committee has the authority to interpret the 2006 Incentive Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to one or more subcommittees consisting of members of the Committee or other independent directors. The Committee may delegate to one of the executive officers the ability to grant awards under the plan, provided that the grant of awards is made in accordance with parameters established by the Committee.

Eligible Participants
      Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company, who is selected by the Committee, is eligible to receive awards under the 2006 Incentive Plan. As of the date of this proxy statement, the Company has eight directors, seven officers who are not directors, and approximately 590 other employees.

Shares Available for Awards
      The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued as awards under the 2006 Incentive Plan will include 10,476 shares of Common Stock that are not subject to a grant under the Current Plan, shares previously granted under the Current Plan which are subsequently forfeited or not exercised, and an additional 800,000 shares of Common Stock. The aggregate number of shares of Common Stock with respect to awards which may be granted to any one participant under the 2006 Incentive Plan is 400,000. The number of shares authorized to be granted under the 2006 Incentive Plan as incentive stock options is 800,000. The Committee may adjust the aggregate number of shares reserved for issuance under the plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Incentive Plan.
      If any shares of Common Stock subject to any award or to which an award relates, granted under the Current Plan or the 2006 Incentive Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2006 Incentive Plan.
      The aggregate number of shares of Common Stock that may be issued under the 2006 Incentive Plan will be reduced by 1.5 for each share delivered in settlement of any award of restricted stock, restricted stock unit or stock appreciation right (“SAR”) and one share for each share delivered in settlement of an option.

Types of Awards and Terms and Conditions
      The 2006 Incentive Plan permits the grant of the following awards:

•	nonqualified stock options

•	incentive stock options

•	restricted stock

•	restricted stock units

•	stock appreciation rights

•	performance based cash awards
      Awards may be granted alone, in addition to, or in combination with any other award granted under the 2006 Incentive Plan.

•	Stock Options
      The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee in shares of Common Stock having a fair market value on the exercise date equal to the exercise price.

•	Restricted Stock and Restricted Stock Units
      The holder of restricted stock will own shares of Common Stock subject to any restrictions imposed by the Committee (including for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

      The awards of restricted stock and restricted stock units that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the following business criteria: cash flow; earnings per share; earnings before interest, taxes, and amortization; return on equity; total shareholder return; share price performance; return on capital; return on assets or net assets; revenue; revenue growth; earnings growth; operating income; operating profit; profit margin; return on operating revenue; return on invested capital; market price; customer satisfaction; operating efficiency; or productivity.

•	Stock Appreciation Rights
      Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a cash payment equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive the excess of the fair market value (on the exercise date) over the exercise price for such shares.

•	Performance Based Cash Awards
      The holder of performance based cash awards will be granted the right to a cash payment subject to restrictions imposed by the Committee and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The maximum performance based cash award that may be granted to any one participant in any one taxable year may not exceed $800,000.
      The awards of performance based cash awards are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the business criteria listed above under “Restricted Stock and Restricted Stock Units”.

Termination of Employment
      Unless otherwise provided in an award agreement, vested equity based awards granted under the 2006 Incentive Plan will expire, terminate, or otherwise be forfeited as follows:

•	three (3) months after the date of termination of a participant’s employment, other than in the circumstances described below;

•	upon termination of a participant for Cause (as defined in the 2006 Incentive Plan);

•	twelve (12) months after the date on which a participant suffers Disability (as defined in the 2006 Incentive Plan); and

•	twelve (12) months after the death of a participant if such participant’s employment had not previously been terminated.

Duration, Termination and Amendment
      The 2006 Incentive Plan will terminate on the tenth anniversary of the date the Company’s shareholders approve the plan, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2006 Incentive Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.
      The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments when required by the Internal

Revenue Code, the rules of The Nasdaq Stock Market, Inc., or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

Prohibition on Repricing Awards
      Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

Transferability of Awards
      Unless otherwise provided by the Committee, awards under the 2006 Incentive Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose.

Federal Income Tax Consequences
      The federal income tax consequences of awards under the 2006 Incentive Plan to the Company and the Company’s employees, officers, directors, and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2006 Incentive Plan.
      Under new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), enacted as part of the American Jobs Creation Act of 2004, recipients of certain equity compensation awards (including certain types of stock appreciation rights and restricted stock units) may be subject to a burdensome taxation regime. If Section 409A were to apply to awards under the 2006 Incentive Plan, the affected participants may be required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the discussion below and to pay substantial penalties. Furthermore, the Board and the Committee generally have the authority to amend the 2006 Incentive Plan as they deem necessary to comply with applicable laws, including Section 409A. Therefore, the following discussion does not specifically address the potential impact of Section 409A on the various awards.

•	Options
      Options granted under the 2006 Incentive Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a nonqualified stock option.

•	Incentive Stock Options
      If an option granted under the 2006 Incentive Plan qualifies as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be entitled to a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.
      If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date the option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.
      If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.
      The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.
      In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of the stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

•	Nonqualified Stock Options
      Nonqualified stock options granted under the 2006 Incentive Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.
      The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.
      In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

•	Restricted Stock and Restricted Stock Units
      Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock.
      In the case of restricted stock units, the holder will recognize ordinary compensation income at the time the stock is received equal to the excess of value of the stock on the date of receipt over any amount paid by the holder in exchange for stock. If the holder of a restricted stock unit receives the cash equivalent of the stock issuable under the restricted stock unit in lieu of actually receiving the stock, the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. In the case of both restricted stock and restricted stock units, the income recognized by the holder will generally be subject to U.S. income tax withholding and employment taxes. Depending on their terms, certain types of restricted stock units may be subject to the application of new Code Section 409A, discussed above.
      In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock or a restricted stock unit, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

•	Stock Appreciation Rights
      The Company may grant either stand-alone SARs or tandem SARs under the 2006 Incentive Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.
      With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.
      With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to stand-alone SARs. If the holder elects to exercise the underlying the option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.
      The income recognized by the holder of a stand-alone SAR or tandem SAR will generally be subject to U.S. income tax withholding and employment taxes.
      In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs or tandem SARs. However, upon the exercise of either a stand-alone SAR or a tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

•	Performance Based Cash Awards
      The recipient of a performance based cash award will generally recognize ordinary compensation income at the time of the receipt of cash equal to the amount of the cash received. The income recognized will generally be subject to U.S. income tax withholding and employment taxes.

Other Information
      A new plan benefits table as described in the federal proxy rules is not provided because all awards made under the 2006 Incentive Plan are discretionary. The closing price of common stock as reported on the Nasdaq National Market on December 7, 2005 was $12.43 per share.
      The Board of Directors recommends a vote FOR approval of the 2006 Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
      The following table provides information regarding Penford’s equity compensation plans at August 31, 2005. The Company has no equity compensation plans that have not been approved by security holders.

			Number of
			Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders:
1994 Stock Option Plan(1)	958,120	$14.57	103,976
1993 Non-Employee Director Restricted Stock Plan(2)	—	—	18,733
Stock Option Plan for Non-Employee Directors	149,415	$10.03	—

Total	1,107,535	$13.96	122,709

(1)	This plan will be terminated and no additional options granted under it if the 2006 Long-Term Incentive Plan is approved by shareholders. The shares which have not been granted under the 1994 Stock Option Plan or which are subsequently forfeited or not exercised will be available for issuance under the 2006 Long-Term Incentive Plan if such plan is approved by shareholders.

(2)	The grants to non-employee directors under the 1993 Non-Employee Director Restricted Stock Plan are described under “Director Compensation.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth information as of December 7, 2005, regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than five percent of such outstanding common stock; by the directors, by the Company’s Chief Executive Officer, by the five other highest paid executive officers in fiscal year 2005; and by the directors and executive officers as a group.

	Amount and Nature of
	Beneficial Ownership of
Name (and Address for Beneficial Owners over 5%)	Common Stock(1)	Percent of Class

T. Rowe Price Associates, Inc.	825,000	9.29	(4)
100 East Pratt Street Baltimore, Maryland 21202
Rutabaga Capital Management LLC	795,116	8.96	(5)
64 Broad Street Boston, Massachusetts 02109
Goldman Sachs Group Inc.	538,839	6.07	(6)
85 Broad Street New York, NY 10004
Royce & Associates, LLC	474,700	5.35	(7)
1414 Avenue of the Americas, 9th Floor New York, NY 10019
Babson Capital Management LLC	452,750	5.10	(8)
Independence Wharf, 470 Atlantic Avenue Boston, MA 02210
Wells Fargo & Company	448,058	5.05	(9)
420 Montgomery Street San Francisco, California 94104
Thomas D. Malkoski	231,436	2.54	(3)
William E. Buchholz	10,219	*
Randy Burns	19,832	*
Jeffrey T. Cook(2)	242,668	2.73	(3)
Steven O. Cordier	84,750	*
R. Randolph Devening	5,211	*
Paul H. Hatfield	86,707	*
John C. Hunter III	28,893	*
Gregory R. Keeley	111,081	1.24	(3)
Wallace H. Kunerth	65,126	*
Sally G. Narodick	28,709	*
John R. Randall	34,545	*
James E. Warjone	5,684	*
All directors and executive officers as a group (15 persons)	956,324	10.03	(3)

*	Represents less than 1%

(1)	Unless otherwise indicated, beneficial ownership represents sole voting and investment power. The totals include shares that may be acquired within 60 days through the exercise of stock options, as follows: Mr. Malkoski, 225,000; Mr. Buchholz, 7,859; Mr. Burns 17,500; Mr. Cook, 5,155; Mr. Cordier, 83,750; Mr. Devening, 3,053; Mr. Hatfield, 57,910; Mr. Hunter, 24,868; Mr. Keeley, 110,000; Dr. Kunerth, 65,000; Ms. Narodick, 22,492; Mr. Randall, 12,500; Mr. Warjone, 2,529; and all directors and executive officers as a group, 653,616.

(2)	Includes 78,300 shares held in irrevocable trusts for which Mr. Cook shares voting and investment power.

(3)	For purposes of calculating the percentage of class owned by this officer or director and the directors and executive officers as a group, the total shares of the class includes shares that may be acquired within 60 days through the exercise of stock options set forth in footnote (1).

(4)	Information based on Schedule 13G dated February 14, 2005. T. Rowe Price Associates, Inc. and an affiliate had sole voting power over all shares.

(5)	Information based on Schedule 13F dated November 7, 2005. Rutabaga Capital Management had sole voting power over all shares.

(6)	Information based on Schedule 13F dated November 11, 2005. Goldman Sachs Group Inc. had sole voting power over 439,044 shares and shared voting power over 99,795 shares.

(7)	Information based on Schedule 13F dated November 8, 2005. Royce & Associates, LLC had sole voting power over all shares.

(8)	Information based on Schedule 13F dated November 8, 2005. Babson Capital Management LLC had sole voting power over all shares.

(9)	Information based on Schedule 13G dated February 10, 2004. Wells Fargo & Company had sole voting power over 414,915 shares, shared voting power over 3,200 shares, sole dispositive power over 5,065 shares and shared dispositive power over 42,143 shares.
EXECUTIVE COMPENSATION
      Compensation paid by the Company during fiscal years 2005, 2004 and 2003 for the Chief Executive Officer and the other five most highly compensated executive officers is set out in the following table.
SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation				Awards

				Other Annual		Securities	All Other
Name and	Fiscal	Salary	Bonus	Compensation		Underlying	Compensation
Principal Position	Year	($)(1)	($)	($)(3)		Options (#)	($)(2)

Thomas D. Malkoski	2005	413,333	420,000	—		—	12,972
President and	2004	388,333	290,000	—		—	8,028
Chief Executive Officer	2003	362,116	410,000	—		70,000	12,000
Steven O. Cordier	2005	285,000	250,500	—		—	—
Senior Vice President,	2004	245,000	120,000	—		—	—
Chief Financial Officer and	2003	221,000	147,800	37,263	(3)	55,000	—
Assistant Corporate Secretary Managing Director — Penford Australia
Gregory R. Keeley(4)	2005	250,667	87,700	—		—	3,930
Vice President	2004	244,333	66,000	—		—	4,983
	2003	238,577	119,295	—		20,000	4,636
Wallace H. Kunerth	2005	221,000	88,500	—		—	6,437
Vice President	2004	212,000	54,000	—		—	5,941
	2003	202,800	73,336	—		25,000	5,438
John R. Randall	2005	200,333	110,000	—		—	4,120
Vice President	2004	193,333	72,000	—		—	4,372
	2003	95,000	50,000	—		50,000	2,372
Randy Burns	2005	208,333	45,100	—		—	6,095
Vice President	2004	205,000	23,944	—		—	9,618
	2003	17,083	55,000	—		25,000	—

(1)	The salary amounts for Messrs. Randall and Burns reflect a partial year’s salary based on their date of hire within fiscal year 2003.

(2)	These amounts represent the Company’s matching contributions under the Penford Corporation Savings and Stock Ownership Plan for U.S. officers.

(3)	Of the total amount disclosed for 2003 for Mr. Cordier, $35,613 represented relocation expenses and $1,650 gross-up for Mr. Cordier’s company automobile. Except as noted in the preceding sentence, the Company has not provided perquisites and other personal benefits to named executive officers exceeding the thresholds of the lesser of $50,000 or ten percent of salary and bonus, where disclosure in the Summary Compensation Table is required.

(4)	On August 16, 2005, Mr. Keeley ceased to be an officer of the Company.

1994 Employee Stock Option Plan
      The Company has a stock option plan pursuant to which options to purchase common stock are granted to officers and certain employees of the Company. The plan is administered by the Executive Compensation and Development Committee of the Board of Directors, which determines to whom the options are granted, the number of shares subject to each option grant, the type of option, the vesting schedule and the exercise price.
OPTION GRANTS IN FISCAL 2005
Individual Grants

					Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise or		Option Terms($)(1)
	Underlying Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5%	10%

Thomas D. Malkoski	35,000	17.4	16.34	11/3/2014	$359,665	$911,461
Steven O. Cordier	30,000	14.9	16.34	11/3/2014	$308,284	$781,253
Gregory R. Keeley	—	—	—	—	—	—
Wallace H. Kunerth	10,000	5.0	16.34	11/3/2014	$102,761	$260,418
John R. Randall	10,000	5.0	16.34	11/3/2014	$102,761	$260,418
Randy Burns	—	—	—	—	—	—

(1)	Potential realizable value is based on the assumption that the stock price of the Company’s common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price performance.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas D. Malkoski	—	—	173,750	116,250	269,813	118,438
Steven O. Cordier	—	—	72,500	72,500	34,200	34,200
Gregory R. Keeley	—	—	110,000	10,000	17,100	17,100
Wallace H. Kunerth	—	—	62,500	22,500	21,375	21,375
John R. Randall	—	—	25,000	35,000	47,750	47,750
Randy Burns	—	—	17,500	17,500	41,300	41,300

(1)	Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.

Retirement Plan
      The Company has a defined benefit retirement plan (the “Retirement Plan”). The following table shows the estimated annual benefits payable at retirement under the Retirement Plan to persons in the specified compensation and years of service classifications.

PENSION PLAN TABLE
Benefits Computed Without Salary Maximums or Internal Revenue Code Section 415 Maximums

	Years of Service
Five-Year Average
Compensation(1)	15	20	25	30

$200,000	41,348	55,130	68,913	82,696
300,000	63,848	85,130	106,413	127,696
400,000	86,348	115,130	143,913	172,696
500,000	108,848	145,130	181,413	217,696
600,000	131,348	175,130	218,913	262,696
700,000	153,848	205,130	256,413	307,696
800,000	176,348	235,130	293,913	352,696
900,000	198,848	265,130	331,413	397,696

(1)	The Internal Revenue Code limits the compensation that can be considered for plan purposes each year. In 2005, the maximum compensation that will be considered is $210,000. With certain exceptions, Internal Revenue Code Section 415 restricts to an aggregate amount of $170,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan that is qualified under the Code.
     The retirement benefits shown are based upon retirement at age 65 and the payments of a single-life annuity to the employee using current average Social Security wage base amounts and are not subject to any deduction for Social Security or other offset amounts. The Retirement Plan’s formula limits years of service to 30 years.
      All North American-based active employees who are not members of the collective bargaining unit are eligible to participate in the Retirement Plan. Compensation covered by the Retirement Plan includes salaries and bonuses as set forth in the Summary Compensation Table, subject to the Internal Revenue Code limitations described above.
      As of August 31, 2005, the approximate years of credited service (rounded to the nearest year) under the Retirement Plan of the named executive officers were: Mr. Malkoski, 4; Mr. Cordier, 3; Mr. Keeley, 6; Mr. Randall, 2; and Dr. Kunerth, 13.

Change-of-Control Arrangements
      The Company has change-of-control agreements with each of the named executive officers. Each agreement provides that the executive will receive compensation for 30 months if his employment is terminated by the Company upon a change of control for any reason other than gross misconduct, death, disability, or reaching age 65, or if he terminates his employment following (i) the assignment to him of responsibilities or title materially less than his responsibilities and title prior to a change of control; (ii) the reduction in the aggregate of his salary and bonus; or (iii) a material breach by the Company of the agreement, provided such termination occurs within 24 months after certain defined events that might lead to a change of control of the Company. The compensation will be paid at a rate equal to the executive’s then-current salary and target bonus. The compensation is subject to a minimum annual rate of not less than the executive’s average compensation for the preceding three calendar years and is subject to reduction if the aggregate present value of all payments would equal or exceed three times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code. The executive also will continue to have “employee” status for the 30-month period and will retain most employee benefits during this period. The amount to be paid is reduced by amounts received by the executive from other employers during the 30-month period.
      The estimated aggregate amounts presently payable in the event of a change of control (assuming each executive receives payments for the maximum 30-month period) would be: Mr. Malkoski, $2,375,000; Mr. Cordier, $1,378,000; Mr. Keeley, $949,000; Dr. Kunerth, $805,000; Mr. Randall, $770,000; and Mr. Burns, $749,000. This does not include the value of employee benefits that might be payable to the executive during the 30-month period. Such benefits cannot be determined with any reasonable certainty at this time. Continuation of these benefits would include participation in the Company’s health and welfare plans and policies and continued vesting and exercisability of stock options.
      The 1994 Stock Option Plan and related agreements contain provisions that, in certain circumstances, may cause the date of exercise of such options to accelerate upon a change of control of the Company.
REPORT OF THE
EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
ON EXECUTIVE COMPENSATION
      The Board of Directors of the Company has an Executive Compensation and Development Committee (the “Committee”) comprised of three independent directors. The Committee is broadly charged by the Board of Directors to establish compensation and incentive programs for key employees, and to direct and monitor the Company’s benefit plans for all Penford employees. In addition, the Committee reviews plans for executive development and succession on a regular basis.
      Following review and approval by the Committee, issues pertaining to executive compensation are reported to the full Board of Directors, except that with regard to the base salary of the Chief Executive Officer, the Committee reviews and recommends an appropriate salary to the full Board for approval. The Chief Executive Officer is not present during voting or deliberations regarding his/her compensation.

Total Compensation
      The Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee’s policy is that the compensation package for executive officers shall consist of three components: (i) annual base salary; (ii) the potential to earn incentive bonuses, the amount of which is dependent upon both Company and individual performance during the fiscal year; and (iii) stock option or other equity based awards designed to align management’s interests with those of shareholders by providing long-term incentives for the Company’s key employees.
      The Committee establishes total annual compensation for the Chief Executive Officer (subject to full Board approval for base salary) and other senior executive officers after reviewing each component of such executive’s compensation against executive compensation surveys prepared by outside consultants retained directly by the Committee and applying the collective subjective judgments of the Committee. The surveys used for comparison reflect compensation levels and practices for persons holding comparably responsible positions at a targeted peer group and a broader group of manufacturing companies. However, it is important to understand that the Committee is not aware of any companies that are truly comparable to Penford and is also sensitive to the fact that the companies used in the targeted peer group differ significantly as to size, products and markets. Furthermore, the compensation statistics for the general manufacturing companies used in the survey are mathematically adjusted to account for differences in sizes. Because of the inherent limitations of this and any survey the Compensation Committee does not mechanically apply the data but engages in a rigorous review and weighs the survey information with other individual performance related factors. In addition to reviewing senior executive officers’ compensation against the comparator group, the Committee also solicits appropriate input from the Company’s Chief Executive Officer regarding total compensation for those executives who report directly to him.
      The Committee has in recent years targeted base salary for executive officers at the 50th percentile of selected peer group companies and the cash bonus component at the 75% percentile of the same peer group of companies. The Committee has also made it clear that it would exercise discretion and set targets or award compensation in excess of or below these targets after applying its own subjective judgments. The program is intended to be competitive with other high-performing organizations and to enable the Company to attract, reward and retain exceptional talent. Taking into account the limitations in the survey data as discussed above and the need to be competitive, the Committee has now concluded that it is best to state its expectations and goals as setting base salary for its executive officers that will fall in a range between the 50th and 75th percentiles and a cash bonus component that will fall in a range between the 75th and 100th percentiles of the survey data.

Base Salary
      Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on evaluation of such factors as the levels of responsibility, individual performance, experience, current pay, and Company peer group pay levels.

Incentive Compensation
      The Committee selects participants for the executive bonus plan, sets bonus target percentages and objective quantitative and qualitative performance goals, approves individual performance factors, and determines level of achievement to objective performance measures. Target bonus amounts, payable in cash, are expressed as a percentage of base salary and are established according to the overall intended peer group companies. For fiscal year 2005, the bonus targets for participating employees ranged from 25% to 100% of base salary depending on position. After the end of the performance period, the Committee determines the extent to which a plan participant achieved the quantitative performance metrics, which in 2005 was determined to be 70% of the target attainment, and individual qualitative performance metrics, which in 2005 was determined to be 30% of the target attainment. Each of the quantitative and qualitative performances was adjusted by individual performance factor ratings of 50% to 150% applied separately to the two ratings. No bonus on the quantitative portion is payable unless a minimum threshold is attained and the overall payouts may not exceed 200% of target bonus.

Stock Based Incentive Programs
      The Board of Directors encourages all executive officers of Penford to build a significant ownership position in Penford common stock. All stock options to executive officers have been granted at market price on the date of the grant. The non-qualified stock option plan is administered by the Executive Compensation and Development Committee of the Board of Directors, which determines to whom the options are granted, the number of shares subject to each option grant, the vesting schedule and exercise price.
      The amount of stock option shares granted under any given program is evaluated based on a potential long-term total return to shareholders versus the potential long-term return to the option holder for performance in increasing the value of Penford stock. Factors such as dilution to existing shareholders and existing open market stock trading activity are taken into account.

Deferred Compensation Plan
      The Company offers an Executive Deferred Compensation Plan to executive officers and certain other key personnel. This plan is designed to be competitive with other plans for comparably sized companies and to attract and retain highly qualified management.

Corporate Tax Deduction for Executive Compensation
      Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although Penford considers the impact of this rule when developing and implementing Penford’s executive compensation programs, Penford has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

CEO Compensation
      As discussed above, Penford’s executive cash compensation program includes a base salary and a Company performance-based incentive compensation program. Mr. Malkoski participates in the same program applicable to the other named executive officers with an incentive target of 100% of base salary. The Committee’s objective is to correlate the Chief Executive Officer’s remuneration with the performance of the Company. The Chief Executive Officer’s remuneration is adjusted to reflect the level of target achievement for that particular fiscal year. For 2005, quantitative objectives were established related to earnings, cash flow, and margin improvement; along with qualitative objectives related to corporate development activities, team building and organizational structures. After a review of all of the factors described above, the Executive Compensation and Development Committee, applying the criteria described above, determined that Mr. Malkoski’s actual bonus for 2005 would be $420,000 under the plan. Mr. Malkoski’s annual base salary for fiscal year 2005 was $420,000. His annual salary will increase to $475,000 effective January 1, 2006.

Conclusion
      After reviewing all aspects of the Company’s executive compensation the Committee has concluded that the overall compensation arrangements for its executives are reasonable and appropriate for Penford.

Sally G. Narodick, Chair
Paul H. Hatfield
James E. Warjone

PERFORMANCE GRAPH
      The following graph compares the Company’s cumulative total shareholder return on its common stock for a five-year period (September 1, 2000 to August 31, 2005) with the cumulative total return of the Nasdaq Market Index and all companies traded on the Nasdaq Stock Market (“Nasdaq”) with a market capitalization of $100 — $200 million, excluding financial institutions. The graph assumes that $100 was invested on September 1, 2000 in the Company’s common stock and in the stated indices. The comparison assumes that all dividends are reinvested. The Company’s performance as reflected in the graph is not indicative of the Company’s future performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PENFORD CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND NASDAQ MARKET CAP ($100—200M)
ASSUMES $100 INVESTED ON SEPTEMBER 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING AUGUST 31, 2005

	2000	2001	2002	2003	2004	2005

PENFORD CORP.	100.00	60.22	80.72	78.01	100.61	86.98

THE NASDAQ STOCK MARKET (U.S.) INDEX	100.00	42.91	32.05	44.54	45.16	52.80

NASDAQ MARKET CAP ($100—200M)	100.00	31.16	19.72	26.15	24.28	24.47

*	$100 invested on 8/31/00 in stock or index — including reinvestment of dividends. Fiscal year ending August 31.
     Management does not believe there is either a published index, or a group of companies whose overall business is sufficiently similar to the business of Penford to allow a meaningful benchmark against which the Company can be compared. The Company sells products based on specialty carbohydrate chemistry to several distinct markets, making overall comparisons to one of these markets misleading to the Company as a whole. For these reasons, the Company has elected to use non-financial companies traded on Nasdaq with a similar market capitalization as a peer group.

REPORT OF AUDIT COMMITTEE
      The Audit Committee (the “Committee”) of the Board of the Directors of the Company is comprised of three independent Directors and acts under a written charter approved by the Board of Directors. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Board has affirmatively determined that each member of the Committee is able to read and understand fundamental financial statements as required by the listing standards of Nasdaq, and that Mr. William E. Buchholz is an “audit committee financial expert” as such term is defined by Securities and Exchange Commission rules.
      The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements for fiscal year 2005 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, Ernst & Young LLP has provided the Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company.
      The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2005 for filing with the Securities and Exchange Commission. The Committee has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal 2006.

William E. Buchholz, Chair
John C. Hunter III
James E. Warjone
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has chosen Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending August 31, 2006. This firm has served as the independent registered public accounting firm for the Company since 1985. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

FEES PAID TO ERNST & YOUNG LLP

Fees
      The following table sets forth approximate aggregate fees billed to the Company by Ernst & Young LLP.

	2005	2004

Audit Fees	$844,361	$393,500
Audit-Related Fees	—	—
Tax Fees(1)	183,308	148,751
All Other Fees(2)	4,176	—

Total Fees	$1,031,845	$542,251

(1)	The Tax Fees category consists primarily of fees billed related to professional services performed by Ernst & Young LLP for tax compliance and assistance with audits by taxing authorities.

(2)	The All Other Fees category consists primarily of fees for an audit of an Australian government grant.
     The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. The services described above were approved by the Audit Committee pursuant to the policy described below. The Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. These services may include audit services, audit-related services, tax services and other services. The Audit Committee determines from time to time those permitted services that have the general pre-approval of the Audit Committee, which is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee considers whether such services are consistent with SEC rules on auditor independence, as well as whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      The federal securities laws require the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.
      Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with for the fiscal year ended August 31, 2005.

SHAREHOLDER PROPOSALS
      Shareholder proposals that are (a) intended for inclusion in next year’s proxy statement, or (b) to be presented at next year’s Annual Meeting of Shareholders without inclusion in the Company’s proxy materials, must be directed to the Corporate Secretary at Penford Corporation, 7094 South Revere Parkway, Centennial, CO 80112, and must be received by August 22, 2006. Any shareholder proposal for next year’s Annual Meeting submitted after August 22, 2006 will not be considered filed on a timely basis with the Company. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not deliver a proxy statement and form of proxy to the Company’s shareholders pursuant to the procedures specified under the applicable rules and regulations.
SOLICITATION OF PROXIES
      The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors, and other employees of the Company, none of whom will receive any additional compensation for their services. Representatives of Mellon Investor Services LLC and Georgeson Shareholder Communications Inc. also may solicit proxies as a part of the services they provide for the Company and the Company is paying approximately $5,500 and $10,500, respectively, for these solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.
VOTING TABULATION

Votes Required
      Under the Washington Business Corporation Act, the Company’s Directors are elected by a plurality of the votes represented in person or by proxy at the meeting. The candidates for Directors elected are those receiving the largest number of affirmative (for) votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. The proposal to approve the adoption of the 2006 Long-Term Incentive Plan will be approved if it receives the affirmative (for) vote of a majority of the total votes cast on the proposal. Votes cast by proxy or in person at the meeting will be tabulated by Mellon Investor Services LLC, the stock transfer agent designated by the Company. A majority of the shares eligible to vote must be present in person at the Annual Meeting of Shareholders or represented by proxy to provide a quorum so that action may be taken.

Effect of an Abstention and Broker Non-Votes
      A shareholder who returns a proxy but abstains from voting on any or all proposals and broker non-votes (shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees. Abstentions with respect to the proposal to approve the adoption of the 2006 Long-Term Incentive Plan will have the effect of votes against this proposal.
      Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to certain routine matters, such as the election of directors, by their clients may vote their client’s proxies in their own discretion. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on non-routine proposals, such as the proposal to approve the adoption of the 2006 Long-term Incentive Plan. In the event that a broker, bank, custodian, nominee or other record holder of Penford Corporation common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, referred to as a “broker non-vote,” then those shares will not be voted with respect to that matter.
ANNUAL REPORT ON FORM 10-K
      The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the most recent fiscal year is included in the Company’s Annual Report to Shareholders that accompanies this proxy statement. The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of shares of common stock, a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the Corporate Secretary at Penford Corporation, 7094 South Revere Parkway, Centennial, CO 80112.
HOUSEHOLDING
      Intermediaries such as brokers are permitted to satisfy delivery requirements for proxy materials with respect to multiple shareholders that share the same last name and address by delivering a single proxy statement addressed to those shareholders. This process is known as “householding.” Shareholders who do not wish to participate in householding and would prefer to receive separate proxy material, or shareholders who receive multiple copies of the proxy material and wish to receive only one, should notify their broker. The Company does not household proxy material for shareholders of record. If a shareholder of record wishes to participate in householding, contact Investor Relations, Penford Corporation, 7094 S. Revere Parkway, Centennial, CO 80112.
OTHER MATTERS
      The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the shareholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.
December 20, 2005

APPENDIX A
Penford Corporation
2006 Long-Term Incentive Plan
      1. Purposes of the Plan. The purposes of this Plan are to enhance stockholder value and financial performance by attracting, retaining and motivating the Company’s Employees, Consultants and Directors and to encourage stock ownership by Employees, Consultants and Directors by providing an opportunity to acquire an ownership interest in the Company and by providing both performance rewards and long term incentives for future contributions to the success of the Company.
      The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.
      2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, SARs, and Performance Based Cash Awards.

(b) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean any of the following:

(i) any material breach of an agreement between the Participant and the Company which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

(ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company by the Participant;

(iii) the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, in the good faith discretion of the Board, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(iv) material failure of the Participant to comply with rules, policies or procedures of the Company, as they may be amended from time to time, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(v) Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company;

(vi) personal conduct that is materially detrimental to the business of the Company; or

(vii) conviction of or plea of nolo contendere to a felony.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Executive Compensation and Development Committee appointed by the Board.

(g) “Common Stock” shall mean the common stock of the Company, $1.00 par value per share.

(h) “Company” shall mean Penford Corporation, a Washington corporation and any successor thereto.

(i) “Consultant” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(j) “Continuous Status as a Participant” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, the absence of any interruption or termination of service as a Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person’s Award Agreement. Continuous Status as a Participant shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company which has been authorized in writing by an authorized officer of the Company prior to its commencement. Whenever a mandatory severance period applies under applicable law with respect to a termination of services as an Employee shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than one hundred twenty (120) days or such other period as may be required by applicable law.

(m) “Effective Date” shall mean the date on which the Company’s shareholders have approved this Plan in accordance with applicable Nasdaq rules.

(n) “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(q) “Fair Market Value” shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system.

(r) “FAS 123” shall mean Statement of Financial Accounting Standard 123, 123(R) and subsequent statements relating to equity based compensation as promulgated by the Financial Accounting Standards Board.

(s) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

(t) “Former Plan” shall mean the Penford Corporation 1994 Stock Option Plan.

(u) “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Independent Director” shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

(w) “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

(x) “Nasdaq” shall mean the Nasdaq Stock Market, Inc.

(y) “Non-Employee Director” shall mean a Director who is not an Employee.

(z) “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa) “Option” shall mean a stock option granted pursuant to Section 7 of the Plan.

(bb) “Option Price” shall mean the per share purchase price of a Share purchased pursuant to an Option.

(cc) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” shall mean an Employee, Director or Consultant.

(ee) “Performance Based Cash Award” shall mean cash awards granted pursuant to Section 10 of the Plan.

(ff) “Performance Criteria” shall have the meaning set forth in Section 8(c).

(gg) “Plan” shall mean this Penford Corporation 2006 Long-Term Incentive Plan, including any amendments thereto.

(hh) “Reprice” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(ii) “Restricted Stock” shall mean a grant of Shares pursuant to Section 8 of the Plan.

(jj) “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 8 of the Plan.

(kk) “SAR” shall mean a stock appreciation right awarded pursuant to Section 9 of the Plan.

(ll) “SEC” shall mean the Securities and Exchange Commission.

(mm) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 4 of the Plan.

(nn) “Stand-Alone SARs” shall have the meaning set forth in Section 9(c) of the Plan.

(oo) “Subcommittee” shall have the meaning set forth in Section 5(d).

(pp) “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit, a SAR, or a Performance Based Cash Award, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(qq) “Tandem SARs” shall have the meaning set forth in Section 9(a) of the Plan.

(rr) “Ten Percent Shareholder” shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.
      3. Shares Subject to the Plan.
      (a) Reservation of Shares. The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the award granted has been forfeited under the Former Plan, and an additional 800,000 shares. Subject to the provisions of Section 4, the maximum aggregate number of Shares which may be awarded and delivered to a Participant under the Plan shall not exceed 400,000 Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares), and the maximum number which may be granted as Incentive Stock Options under the Plan shall not exceed 800,000. The aggregate number of Shares available for issuance under the Plan will be reduced by 1.5 Shares for each Share delivered in settlement of any award of Restricted Stock, Restricted Stock Unit, or SAR, and one Share for each Share delivered in settlement of an Option. The number of Shares, underlying an Award not issued as a result of any of the following actions shall again be available for issuance under the Plan: (i) a payout of a Non-Tandem SAR, or a performance-based Restricted Stock Unit in the form of cash; or (ii) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plan on the date of shareholder approval of the Plan that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 4, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plan, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock.
      (b) Substitutions and Assumptions. The Board or the Committee shall have the right to substitute or assume equity based Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3(a) may be increased by a corresponding number of Awards assumed and, in the case of substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.
      (c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      4. Adjustments to Shares Subject to the Plan. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 4, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. The Committee in its discretion may provide holders of Restricted Stock or Restricted Stock Units a dividend equivalent right with respect to the Shares the Participant shall be entitled to receive or purchase. For purposes of this Section 4, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”
      Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
      5. Plan Administration.
      (a) Authority. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be consistent with the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.
      (b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, SARs, and Performance Based Cash Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price (subject to Section 7(b)), and to modify or amend each Award, with the consent of the Participant when required;

(ii) to determine the Participants to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares or cash to be represented by each Award;

(iii) to construe and interpret the Plan, the Awards granted hereunder, and any Award Agreement;

(iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

(v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

(vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

(viii) to establish subplans, procedures or guidelines for the grant of Awards to Employees, Directors and Consultants;

(ix) to authorize the cancellation, forfeiture or suspension of an Award; and

(x) to make all other determinations deemed necessary or advisable for the administration of the Plan;
      Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 4.
      (c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final, conclusive and binding on all Participants, the Company, any shareholder and all other persons.
      (d) Delegation and Administration. Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more subcommittees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 5(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.
      6. General Eligibility.
      (a) Awards. Awards may be granted to Participants who are Employees, Directors or Consultants, provided however that Incentive Stock Options may only be granted to Employees.
      (b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 400,000 shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.
      (c) Maximum Performance Based Cash Award. The maximum Performance Based Cash Award that may be granted to any one Participant in any one taxable year of the Company shall not exceed $800,000.
      (d) No Employment/ Service Rights. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without Cause.

      7. Grant, Terms and Conditions of Options.
      (a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding the foregoing, if an Option is not designated as an Incentive Stock Option, such Option will be deemed to be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted.
      (b) Option Price. The per Share exercise price under an Incentive Stock Option (i) granted to a Ten Percent Shareholder, shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (ii) granted to any other Participant, shall be no less than 100% of the Fair Market Value per Share on the date of grant. The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant.
      (c) Term of Options. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant. The term of all Nonqualified Options shall be seven (7) years unless otherwise provided by the Committee in its discretion.
      (d) Vesting. To the extent Options vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such Options shall immediately vest upon verification of a Participant’s Disability, (ii) such Options shall cease vesting upon termination of such Participant’s Continuous Status as a Participant (other than upon a Participant’s death), and (iii) such Options shall immediately vest in full upon a Participant’s death.
      (e) Substitution of SARs for Options. Notwithstanding the foregoing, if the Company is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor or other standard), the Committee shall have the sole discretion to substitute without receiving Participants’ permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the exercise price of the Options.
      (f) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as shall be permissible under the terms of the Plan. No fractional Shares may be issued or delivered pursuant to the Plan or any Award.
      8. Grant, Terms and Conditions of Stock Awards.
      (a) Designation. Restricted Stock or Restricted Stock Units may be granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 4. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 11(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.
      (b) Restrictions. Subject to Section 8(c), the Committee may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the

Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.
      (c) Performance Criteria. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) cash flow; (ii) earnings per share; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) revenue growth; (xi) earnings growth; (xii) operating income; (xiii) operating profit; (xiv) profit margin; (xv) return on operating revenue; (xvi) return on invested capital; (xvii) market price; (xviii) customer satisfaction; (xix) operating efficiency; or (xx) productivity. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.
      (d) Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or the termination of Restricted Stock Units upon cessation of a Participant’s Continuous Status as a Participant. To the extent that the Participant purchased the Shares granted under any such Restricted Stock award and any such Shares remain non-vested at the time of cessation of a Participant’s Continuous Status as a Participant, the cessation of Participant’s Continuous Status as a Participant shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant. Non-vested Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death.
      9. Grant, Terms and Conditions of SARs.
      (a) Grants. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights consisting of SARs with underlying Options (“Tandem SARs”) and stand-alone stock appreciation rights consisting of SARs not tied to underlying Options (“Stand-Alone SARs”). The term of a SAR shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.
      (b) Tandem SARs.

(i) Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

(ii) No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 9(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(iii) If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

      (c) Stand-Alone SARs.

(i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 7 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.
      10. Grant, Terms and Conditions of Performance Based Cash Awards.
      (a) Designation. Performance Based Cash Awards may be granted under the Plan. After the Committee determines that it will offer Performance Based Cash Awards, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions, and restrictions, if any, related to the award, including the amount of cash subject to the award that the Participant shall be entitled to receive.
      (b) Restrictions. Subject to Section 9(c), the Committee may impose such conditions or restrictions on the Performance Based Cash Awards granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions, or others. If the Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.
      (c) Performance Criteria. Performance Based Cash Awards granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of the Performance Criteria (as defined in Section 8(c)) selected by the Committee and specified at the time such Performance Based Cash Awards are granted.
      11. Procedure for Exercise; Rights as a Shareholder.
      (a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under the terms of this Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 7(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 4 of the Plan.
      (b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including a method of payment, shall be determined by the Committee at the time of settlement, and which forms may include: (i) check; (ii) wire transfer; (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time; and (iv) a request that the Company or a designated brokerage firm conduct a cashless exercise of the Option. Shares used to pay the Option Price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate Option Price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.
      (c) Withholding Obligations. Performance Based Cash Awards will be subject to withholding tax obligations required by applicable federal, state, local or foreign law. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award (provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law) or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.
      (d) Shareholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award. Nothing in this Plan shall be interpreted as limiting in any way the Company’s right to issue Shares without certificates as permitted by the Washington Business Corporation Act.
      (e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.
      12. Expiration of Awards.
      (a) Expiration, Termination or Forfeiture of Equity Based Awards. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested equity based Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i) three (3) months after the date of termination of a Participant’s Continuous Status as a Participant other than in circumstances covered by (ii), (iii), or (iv) below;

(ii) immediately upon termination of a Participant’s Continuous Status as a Participant for Cause;

(iii) twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability; and

(iv) twelve (12) months after the date of the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of his or her death.
      (b) Extension of Term. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Options or SARs other than an Incentive Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Award would have expired or been forfeited if there had been no termination of the Employee’s Continuous Status as a Participant).
      13. Term, Amendment and Termination of the Plan.
      (a) Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under this Section 13 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 13(b).

      (b) Amendment and Termination. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board or the Committee may deem advisable (including, but not limited to amendments which the Board or the Committee deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or the Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Board or the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.
      (c) Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
      (d) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.
      (e) Shareholder Approval. The Plan is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Item 2.

1.	Election of Directors

	Vote FOR	Vote WITHHELD
	all nominees	from all
nominees
	☐	☐
Nominees:
01 R. Randolph Devening
02 Paul H. Hatfield
To withhold authority to vote for any indicated nominee, write the name of the nominee on the line below.

		FOR	AGAINST	ABSTAIN
2.	Proposal to adopt the Penford Corporation 2006 Long-Term Incentive Plan	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Signature	Signature	Date

Please sign exactly as name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing a proxy.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/penx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the
Internet at http://www.penford.com/investor/inv_default.asp

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PENFORD CORPORATION
     The undersigned hereby appoints Thomas D. Malkoski and Christopher L. Lawlor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Penford Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held January 24, 2006, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED
“FOR” THE PROPOSALS.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

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